Exhibit 99

AML Communications, Inc ACQUIRES Microwave Power, Inc.

CAMARILLO, CA – May 26, 2004 – AML Communications, Inc  (OTC Bulletin Board: AMLJ.OB) (the “Company”) announced today that it has executed the definitive agreements to acquire Microwave Power, Inc (“MPI”).  Pursuant to a Merger Agreement, dated as of May 26, 2004, the Company will issue to shareholders of MPI, upon closing, 2,117,362 shares of the Company’s common stock, par value $0.001 per share in exchange for all of the stock of MPI.  This transaction is scheduled to close on or before June 7, 2004.  After the closing, MPI will become a division of the Company and continue to operate from its current facility.

Jacob Inbar, the Company’s CEO said: “By combining AML’s broadband low noise technology with MPI’s broadband high power technology, we stand to greatly increase our addressable markets. I am very happy to announce this transaction.”

About AML Communications, Inc.

AML Communications is a designer, manufacturer and marketer of amplifiers and related products that address the Defense microwave and Wireless communications markets. The Company’s Web site is located at http://www.amlj.com.

About Microwave Power, Inc.

Microwave Power, Inc. is a designer, manufacturer and marketer of high power microwave amplifiers.

Further details relating to the transaction will be included in the Form 8-K to be filed by the Company with the Securities and Exchange Commission.

This press release may contain forward-looking statements, particularly as related to, among other things, the business plans of the Company our ability to integrate acquired companies successfully and the Company’s business strategy.  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Sections 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements are based on current expectation, involve known and unknown risks, a reliance on third parties for information, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in documents we file from time-to-time with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results may differ materially from the Company’s expectations and estimates.